Exhibit 10.1

Dear Dr. Ichim:

Entest Biomedical, Inc. is pleased to offer you the position of Director of Research for our organization. You will be working in (Address) and you will report directly to the Chief Executive Officer of Entest Biomedical, Inc. (the “Company”)

Your compensation package shall be as follows:

1.	Compensation Salary. You shall be paid a salary at the rate of $5,000 per month prorated for any partial employment month ("Salary"). Salary shall be paid on a monthly basis on the 10 th day of each month (“Payday”) or, in the event that Payday falls on a Saturday, Sunday or holiday, on the next business day. Salary may be paid, at our sole discretion, either in

(a) cash, or

(b) shares of the Company’s common stock (“Stock Payment”)

You acknowledge that any Stock Payments issued that are not registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

We may register any Stock Payment pursuant to the Securities Act of 1933, but are not obligated to do so. Stock Payments shall be valued at the closing price on the Company’s principal market as of the day prior to that day in which authorization is provided by us to our transfer agent to issue such Stock Payment

2. Benefits.

During your employment you shall be entitled to participation in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan, medical expense plan, medical and dental insurance and other benefit arrangements maintained by us for our employees generally and, if applicable, their family members.

During the course of your employment, you agree to assign to us your entire right, title and interest in all know how, discoveries and improvements, customer lists, trade secrets and ideas, writings and copyrightable material, which may be conceived by you or developed or acquired by you during the course of your employment which may pertain directly to the Company's business and were developed with Company resources.

In accepting our offer of employment, you certify your understanding that your employment will be on an at-will basis, and that neither you nor any Company representative have entered into a contract regarding the duration of your employment. As an at-will employee, you will be free to terminate your employment with the Company at any time, with or without cause or advance notice. Likewise, the Company will have the right to reassign you, to change your compensation, or to terminate your employment at any time, with or without cause or advance notice.

We look forward to your arrival at our company. Please let me know if you have any questions or if I can do anything to make your arrival easier.

Sincerely,

/s/ David R. Koos

7/08/2014

David Koos

Chairman and CEO